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                                   EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY


1.   Arrow International Export Corporation, a U.S. Virgin Islands corporation.
2.   Arrow International Investment Corp., a Delaware corporation.
3. Arrow Medical Products, Ltd., a Pennsylvania corporation, qualified to do business in Canada.
4. Arrow-Japan K.K. (Arrow-Japan, Ltd., English translation), a company organized under the laws of Japan.
5. Arrow Deutschland GmbH, a limited liability corporation organized under the laws of Germany.
6.   Arrow France S.A., a corporation organized under the laws of France.
7. Arrow Africa (Pty) Ltd., a corporation organized under the laws of South Africa.
8. AMH (Arrow Medical Holdings) B.V., a corporation organized under the laws of the Netherlands.
9. Arrow Nederland B.V., a corporation organized under the laws of the Netherlands.
10.  Arrow Iberia, S.A., a corporation organized under the laws of Spain.
11. Arrow Hellas Commercial A.E., a corporation organized under the laws of Greece.
12. Arrow Internacional de Mexico S.A. de C.V., a corporation organized under the laws of Mexico.
13. Distribuidora Arrow, S.A. de C.V., a corporation organized under the laws of Mexico.
14. Arrow Internacional de Chihuahua, S.A. de C.V., a corporation organized under the laws of Mexico.
15. Arrow International CR, A.S., a corporation organized under the laws of the Czech Republic.
16.  Arrow Interventional, Inc., a Delaware corporation.
17.  Arrow Slovensko s.r.o., a corporation organized under the laws of Slovakia
18.  Medical Parameters, Inc., a Massachusetts corporation
19.  Sometec, S.A.S., a corporation organized under the laws of France.
20.  Sometec, Inc., a Massachusetts corporation.
21.  Sometec Holdings, S.A.S., a corporation organized under the laws of France.
22.  Arrow Med Tech LLC
23.  Arrow Italy S.r.l, a corporation organized under the laws of Italy.
24.  The Stepic Medical Distribution Corporation, a Delaware corporation.
25. Arrow International EDC NV, a corporation organized under the laws of Belgium.
26. Arrow International UK Limited, a corporation organized under the laws of the United Kingdom.